RESTRICTED STOCK AWARD TERMS

1. Award of Restricted Stock. The Corporate Governance Committee (the “Committee”) of the Board of Directors of Applied Industrial Technologies, Inc. (“Applied”) has awarded you shares of Applied common stock, which shares are subject to the restrictions, terms, and conditions and to the risk of forfeiture set forth in the 2019 Long-Term Performance Plan (the “Plan”), in these terms, and in policies that may be adopted from time to time by the Committee. Unless otherwise provided herein, capitalized words in these terms shall have the same meanings as set forth in the Plan.

2. Rights During Restriction Period. Until the expiration of the corresponding Restriction Period (as defined in Section 3 hereof), the shares shall be subject to forfeiture and Applied’s Treasurer or his designee will hold the certificate representing the shares. During the Restriction Period, you will not have the right to sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of forfeitable shares. Notwithstanding any restrictions or risks of forfeiture, during the Restriction Period and so long as no forfeiture has occurred, you shall be entitled to exercise all voting rights. Dividends will accrue during the Restriction Period and be paid upon vesting in the shares as of the end of the Restriction Period.

3. Restriction Period. The term “Restriction Period” means the period during which shares are subject to forfeiture. In each case assuming that you have remained continuously a member of Applied’s Board of Directors since the grant date, the Restriction Period will expire with respect to the shares on the earlier of (a) the first anniversary of the grant date, and (b) the expiration of your term as a director if you do not thereafter remain in office, including retirement pursuant to the Board’s mandatory retirement policy.

Subject to the terms hereof, after the Restriction Period expires, the corresponding shares will no longer be subject to forfeiture and Applied shall release to you the certificate representing the non-forfeitable shares.

4. Payment of Taxes. Upon vesting of the shares, you must take such actions (if any), including the payment of cash and/or stock, as Applied deems necessary pursuant to federal, state or local tax laws, including withholding requirements.

5. Change in Control. Notwithstanding Section 3, if you experience a Separation from Service following any Change in Control (as defined under Section 409A), the Restriction Period shall be deemed to have expired with respect to all of the remaining forfeitable shares and those shares shall no longer be subject to forfeiture. For purposes of this section, a Separation from Service shall include any termination of your service as a member of the Board of Directors of Applied (including a failure of the Board of Directors or a duly authorized committee of the Board to nominate you as a director), other than due to (i) death, (ii) Disability, or your resignation or refusal to stand for re-election as a director.

6. Death or Disability. If you cease to be a director of Applied due to death or Disability (as defined under Section 409A) prior to the expiration of the Restriction Period, the Restriction Period shall be deemed to have expired with respect to all of the remaining forfeitable shares and those shares shall no longer be subject to forfeiture.

7. Other Terminations. If you cease to be a director of Applied during the Restriction Period for any reason other than those specifically set forth in Sections 5 and 6 above, you shall, for no consideration, forfeit to Applied, and have no further interest in, all of the remaining forfeitable shares.

8. Adjustment of Shares for Certain Events. In the event of a stock split, stock dividend, combination, reclassification, recapitalization, merger, consolidation, exchange, spin-off, spin-out, or other distribution of assets to shareholders, or other similar event or change in capitalization such that shares of Applied common stock are changed into or become exchangeable for a different number of shares, thereafter the number of shares shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of common stock by reason of such change in corporate structure; provided, however, that the number of shares shall always be a whole number. If there occurs any other change in the number or kind of outstanding shares of common stock or other Applied securities, or of any shares of stock or other securities into which such shares of common stock shall have been changed or for which they shall have been exchanged, then Applied may adjust the number or kind of shares of stock or other securities granted hereunder, as the Committee, in its sole discretion, may determine is equitable, and such adjustment so made shall be effective and binding for all purposes.

9. Securities Laws Requirements. The Restriction Period shall not be deemed to expire if such lapse of restrictions would violate:

(a)    any applicable state securities law;
(b)    any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or the listing requirements of any exchange on which the shares are traded; or
(c)    any similar legal requirement of any governmental authority regulating the Applied’s issuance of shares.

Applied may require you to represent and warrant to Applied that at the grant date and at the expiration of the Restriction Period, it is your intention to acquire the common stock for your own account for investment only and not with a view to, or for resale in connection with, the distribution thereof other than in a transaction that does not require registration under the Securities Act (which may, but will not be required to, be conclusively determined for the purposes of these terms based on written advice of counsel for Applied or you); that you understand the shares may be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of the shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent rules and regulations thereunder. In such circumstances except as otherwise provided herein, Applied may place on the stock certificate(s) a legend reflecting such commitment and Applied may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Securities Act or the rules and regulations thereunder would be involved in such transfer.

10. Administration of the Plan. The Committee shall have conclusive authority, subject to the express provisions of the Plan as in effect from time to time and these terms, to construe these terms and the Plan, and to establish, amend, and rescind rules and regulations for the Plan’s administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in these terms in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. Applied’s Board of Directors may from time to time grant to the Committee such further powers and authority as the Board shall determine to be necessary or desirable.

Notwithstanding any other provision of these terms, any amendment, construction, establishment, rescission or correction of the type referred to above which is made or adopted following a Change in Control, and which amendment, construction, establishment or correction adversely affects your rights hereunder, shall be in writing and shall be effective only with your express and prior written consent.

11. Relationship to the Plan. This Agreement is subject to the terms of the Plan and any administrative policies adopted by the Committee. If there is any inconsistency between these terms and the Plan or such policies, the Plan and the policies, in that order, shall govern. References in these terms to Applied shall include Applied’s subsidiaries.

(January 2020)